SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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Filed by a Party other than the Registrant [ ]
Check the appropriate box:
    [ ]  Preliminary Proxy Statement           [ ] Confidential, For Use of the
    [X]  Definitive Proxy Statement                Commission Only (as permitted
    [ ]  Definitive Additional Materials           by Rule 14a-6(e)(2)
    [ ]  Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12


                             3D Systems Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No Fee Required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

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     (2) Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed
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     [ ]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee
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     (1)  Amount previously paid:

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


                             3D SYSTEMS CORPORATION

             -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
             -----------------------------------------------------


TIME

     9:00 a.m. Pacific Time on Wednesday, May 9, 2001

PLACE

     Hyatt Valencia Hotel
     24500 Town Center Drive
     Santa Clarita, CA 91355

ITEMS OF BUSINESS

     (1) To elect two Class II members of the Board of Directors for three-year terms.

     (2) To amend the Company's 1996 Stock Incentive Plan to increase the number of authorized shares by 1,500,000 and to increase the annual per-individual grant limitation to 400,000.

     (3) To amend the Company's 1996 Non-Employee Directors' Stock Option Plan to increase the number of authorized shares by 100,000 and to increase the automatic grant of shares to non-employee directors to 10,000 annually.

     (4) To transact such other business as may properly come before the Meeting and any adjournment or postponement.

RECORD DATE

     You can vote if at the close of business on March 13, 2001, you were a stockholder of the Company.

PROXY VOTING

     All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card, or if you hold your shares in street name, by accessing the World Wide Web site indicated on your Proxy card to vote via the Internet.


                                        /S/ KAREN M. SHOTTING

April 2, 2001                           Karen M. Shotting
                                        GENERAL COUNSEL AND CORPORATE SECRETARY

                                                         3D SYSTEMS CORPORATION
                                                              26081 AVENUE HALL
                                                     VALENCIA, CALIFORNIA 91355
PROXY STATEMENT
-------------------------------------------------------------------------------

These Proxy materials are delivered in connection with the solicitation by the Board of Directors of 3D Systems Corporation, a Delaware corporation ("3D Systems," the "Company", "we", or "us"), of Proxies to be voted at our 2001 Annual Meeting of Stockholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Stockholders on Wednesday, May 9, 2001, beginning at 9:00 a.m. Pacific Time. The meeting will be held at the Hyatt Valencia Hotel, 24500 Town Center Drive, Santa Clarita, California 91355.

STOCKHOLDERS ENTITLED TO VOTE. Holders of 3D Systems Common Stock at the close of business on March 13, 2001 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common Stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of March 13, 2001, there were 12,303,947 shares of Common Stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by written Proxy card. All street name stockholders also can vote by Proxy via the Internet, pursuant to the instructions set forth on their Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

INTERNET VOTING BY SHARES HELD IN STREET NAME. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions to be followed by owners of shares of Common Stock held in street name are set forth on your Proxy card. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.

VOTING. Each share of 3D Systems Common Stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. The two nominees for Class II director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

AMENDMENT OF 1996 STOCK INCENTIVE PLAN. The approval of the Amendment to the 1996 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

AMENDMENT OF 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. The approval of the Amendment to the 1996 Non-Employee Directors' Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

ITEM 1: ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

Item 1 is the election of two members of the Board of Directors. The Board of Directors is grouped into three classes, as nearly equal in number as possible. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

The Class II directors whose terms expire at the 2001 Annual Meeting are Gary J. Sbona and Miriam V. Gold. The Board of Directors has nominated Gary J. Sbona and Miriam V. Gold to serve as Class II directors for terms expiring in 2004. The Class I directors are serving terms that expire in 2003, and the Class III directors are serving terms that expire in 2002.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as Class II directors:

                                 Gary J. Sbona
                                 Miriam V. Gold

If elected, Mr. Sbona and Ms. Gold are expected to serve until the 2004 Annual Meeting of Stockholders. The two nominees for election as Class II directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS II DIRECTOR NOMINEES: TERMS EXPIRING IN 2001

GARY J. SBONA       Mr. Sbona is Chairman and Chief Executive Officer of Regent
                    Pacific Management Corporation ("Regent Pacific"), an
                    international turnaround management firm, which he founded in 1974. Mr. Sbona currently serves as Chairman and Chief
                    Executive Officer of the following companies: Verity, Inc., a software company, specializing in knowledge retrieval
                    technology; Auspex Systems, Inc., a provider of network
                    attached storage solutions; and Accelerated Networks, Inc., a provider of broadband access solutions for communications service providers. Mr. Sbona is also a frequent speaker on the subject of management of turnarounds and has been a
                    faculty member of the Banking Law Institute and the Bank
                    Lending Institute since 1992. He is also a member of the
                    Institute of Directors.
                    DIRECTOR SINCE: 1999     AGE: 57
                    MEMBER: COMPENSATION COMMITTEE

MIRIAM V. GOLD      Ms. Gold has served as the Vice President of Legal &
                    Regulatory Affairs and as Assistant General Counsel of Ciba
                    Specialty Chemicals, Inc. since December 1996. Ms. Gold was associated with Ciba-Geigy Corporation, Ardsley, New York, from 1977 to December 1996 in various capacities, including:
                    Vice President, Regulatory Affairs from May 1995 to December
                    1996, Assistant General Counsel from 1992 to December 1996, and as Division Counsel and Associate Division Counsel.
                    DIRECTOR SINCE: 1994     AGE: 51
                    MEMBER: COMPENSATION COMMITTEE

CLASS III DIRECTORS: TERMS EXPIRING IN 2002

CHARLES W. HULL     Mr. Hull has served as Chief Technology Officer of the
                    Company since April 1997 and, effective May 3, 2000, as
                    Executive Vice President and member of the Office of the
                    Chief Executive Officer. Mr. Hull also has served as Vice
                    Chairman of the Board of Directors, President and Chief
                    Operating Officer of the Company. From March 1986 until
                    April 1997, Mr. Hull also served as President of 3D Systems,
                    Inc., a California corporation ("3D California") which is an indirect wholly-owned subsidiary of the Company through
                    which substantially all of its business and operations are conducted. From February to June 1999 Mr. Hull acted as a
                    consultant to the Company. From January 1980 to March 1986,
                    Mr. Hull was Vice President of UVP, Inc., a systems
                    manufacturing company, where he developed the Company's
                    stereolithography technology.
                    DIRECTOR SINCE: 1993     AGE:  61
                    MEMBER: NOMINATING COMMITTEE

BRIAN K. SERVICE    Mr. Service has served as President and Chief Executive
                    Officer of the Company since September 1999 and, since
                    October 1999, has also served as President and Chief
                    Executive Officer of 3D California. Mr. Service is a
                    Principal of Regent Pacific, and he provides services to the
                    Company pursuant to an agreement between the Company and
                    Regent Pacific. Prior to Regent Pacific, Mr. Service served as Chief Executive Officer of Salmond Smith Biolab, Ltd.
                    Prior to that, he was Chief Executive Officer of Milk
                    Products, Inc. Mr. Service also has been a director of
                    Visual Data Corp. since July 1997 and a director of EDNet
                    since August 1998. Mr. Service holds a Bachelor's degree in
                    Chemical Engineering from Canterbury University of New
                    Zealand and has completed the Stanford Executive Program
                    from Stanford University Business School.
                    DIRECTOR SINCE: 2001     AGE: 53

KEVIN S. MOORE      Since 1992, Mr. Moore has been with The Clark Estates, Inc., a private investment firm, where he currently is President and a director. Mr. Moore also is a director of Ducommun,
                    Incorporated, as well as Aspect Resources LLC, Datatec
                    Systems, Inc., The Clark Foundation, and the National
                    Baseball Hall of Fame & Museum, Inc. He also serves as
                    Chairman of the Board of Trustees for Stanford Business
                    School Trust.
                    DIRECTOR SINCE: 1999     AGE: 46
                    MEMBER: AUDIT, COMPENSATION AND OVERSIGHT COMMITTEES

CLASS I DIRECTORS: TERMS EXPIRING IN 2003

RICHARD C.          Mr. Spalding has been a General Partner of ABS Ventures, a
  SPALDING          venture capital group, since January 2000. Prior to January
                    2000, he served as Vice President and Chief Financial
                    Officer of Portal Software, an Internet billing company,
                    between February 1997 and March 1999. From March 1996 to
                    February 1997, he served as Vice President Finance and
                    Corporate Development for Fusion Medical Technologies. From
                    November 1991 to February 1996, he served as Managing
                    Director of Alex Brown & Sons, heading up the Investment
                    Banking for the West Coast, as well as overseeing the
                    creation of the firm's Japan office. From June 1977 to
                    November 1991, Mr. Spalding practiced law with Brobeck,
                    Phleger and Harrison LLP, serving as outside counsel for
                    numerous public and private companies.
                    Director Since: 2001     Age: 50

JIM D. KEVER        Mr. Kever has been associated with WebMD Corporation,
                    Transaction Services Division (formerly Envoy Corporation)
                    as the President and Co-Chief Executive Officer since August
                    1995. Prior to August 1995, he served as Envoy Corporation's
                    Executive Vice President, Secretary and General Counsel. Mr.
                    Kever also is a director of Transaction Systems Architects,
                    Inc., a supplier of electronic payment software products and network integration solutions, as well as Luminex
                    Corporation, a value-added manufacturer of laboratory
                    testing equipment. He also is on the Board of Synthesis
                    Technology, a healthcare software company, Tyson Foods,
                    Inc., an integrated processor of poultry-based food
                    products, and Quintiles Transnational Corp., a consulting
                    and health information management services company.
                    DIRECTOR SINCE: 1996     AGE: 48
                    MEMBER: AUDIT AND OVERSIGHT COMMITTEES

G. WALTER
 LOEWENBAUM II      Mr. Loewenbaum has been a director of the Company since
                    March 1999, serving as Vice Chairman of the Board until
                    September 1999 when he was elected Chairman of the Board.
                    Mr. Loewenbaum is Managing Director of LeCorgne Loewenbaum
                    LLC. Prior to that, he served as Chairman and Chief
                    Executive Officer of Loewenbaum & Company (formerly
                    Southcoast Capital Corp.), an investment banking and
                    investment management firm that he founded. Mr. Loewenbaum is also a director of Luminex Corporation, a value-added
                    manufacturer of laboratory testing equipment.
                    DIRECTOR SINCE: 1999     AGE: 56
                    MEMBER: AUDIT AND NOMINATING COMMITTEES


Pursuant to a Shareholders Agreement among the Company, Ciba Specialty Chemicals, Inc. ("CSC"), Charles W. Hull, and certain other stockholders and former stockholders of the Company (collectively referred to as the "Founders"), CSC and the Founders agreed to vote all of their respective shares to elect and maintain on the Board of Directors of the Company two nominees, reasonably acceptable to the agent for the Founders, designated by CSC and two nominees, reasonably acceptable to CSC, designated by the Founders, and one or more nominees selected by the four nominees. Effective July 21, 2000, the Shareholders Agreement was terminated.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES. The Board of Directors held eight meetings during fiscal 2000. The Board of Directors has an Audit Committee, Compensation Committee, Nominating Committee and Oversight Committee.

The Audit Committee currently consists of G. Walter Loewenbaum II, Kevin S. Moore and Jim D. Kever. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by the independent public accountants, and periodically meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board. The Audit Committee held three meetings during fiscal 2000.

The Compensation Committee currently consists of Gary J. Sbona, Miriam V. Gold and Kevin S. Moore. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company's stock option and executive incentive compensation plans. The Compensation Committee held four meetings during fiscal 2000.

The Nominating Committee currently consists of G. Walter Loewenbaum II and Charles W. Hull. The Nominating Committee is responsible for considering and recommending qualified candidates for election to the Board of Directors. The Nominating Committee held one meeting during fiscal 2000.

The Oversight Committee currently consists of Jim D. Kever and Kevin S. Moore. The Oversight Committee is responsible for reviewing, from time to time, and serving as final authority for all matters related to the Company's dealings, negotiations, contracts, agreements or other relations between the members of the Board of Directors and the Company, including the Company's relationship with Regent Pacific Management Corporation. The Oversight Committee held three meetings during fiscal 2000.

All directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2000.

DIRECTORS' COMPENSATION. The Company pays its non-employee directors an annual retainer of $15,000 plus $1,500 for each Board meeting attended either in person or telephonically, and $1,500 for attendance at each committee meeting not held on a day that Board meetings were held. In addition, non-employee directors each receive an annual automatic grant of ten-year options to purchase, at the fair market value of the Common Stock on the date of grant, 7,500 shares of Common Stock. This amount will increase to 10,000 shares annually if the proposed amendment to the plan is approved by the stockholders at this meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Company has no interlocking relationships involving any of its Compensation Committee members that would be required by the Securities and Exchange Commission (the "SEC") to be reported in this Proxy Statement, and no officer or full-time employee of the Company serves on its Compensation Committee. Mr. Sbona, a member of the Compensation Committee, provides services to the Company as a part-time employee.

ITEM 2: INCREASE IN THE NUMBER OF SHARES UNDER THE 1996 STOCK INCENTIVE PLAN AND INCREASE THE ANNUAL PER INDIVIDUAL GRANT LIMITATION
-------------------------------------------------------------------------------

The Board of Directors proposes that the stockholders approve an amendment (the "Amendment") to the Company's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares reserved for issuance under the 1996 Plan from 2,100,000 to 3,600,000 shares and to increase the maximum number of shares that may be granted to any one individual per year from 300,000 to 400,000.

The 1996 Plan is an integral part of the Company's compensation program, and has proven to be an essential element of the compensation utilized to attract and retain the team of individuals available to the Company from Regent Pacific. The 1996 Plan provides incentives in the form of grants of stock options and other rewards. The objective of these incentives is to advance the longer-term interests of the Company and its stockholders by providing incentives tied to the performance of the Company's stock. Options provide rewards to employees upon the creation of incremental stockholder value and the attainment of long-term earnings goals. The 1996 Plan also encourages officers and other employees to acquire a larger personal financial interest in the Company through stock ownership. It is also anticipated that the 1996 Plan will further enable the Company to continue to provide stock-based incentives to employees who provide services to the Company pursuant to its contract with Regent Pacific and to attract and retain highly qualified executives.

The Board of Directors believes it is in the best interests of the Company and its stockholders to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified employees, including the members of the Regent Pacific team. In August 1999, the Board retained Regent Pacific to review the Company's operations and strategic direction and in August 2000, the Company extended the contract. Concurrent with the agreement and the extension, the Company entered into an employment agreement with Gary J. Sbona, Chairman and Chief Executive Officer of Regent Pacific, which provided for a grant of options to purchase 100,000 shares of Common Stock under the 1996 Plan upon execution of the employment agreement. Mr. Sbona's employment agreement was also extended in August 2000 and an additional 300,000 options were granted under the 1996 Plan to Mr. Sbona upon its extension. See "Certain Transactions with Directors and Executive Officers." The Regent Pacific team, including Mr. Sbona, have assisted the Company in further developing and implementing an operating plan to improve its overall performance. Implementation of major components of the plan, including measures designed to result in margin improvements, operating savings and workforce reductions were initiated in the fourth quarter of 1999, with the initial impact of these reductions occurring in the first quarter of 2000. Thereafter, the Company has continued to show improvements in several areas from the operating plan. As a result of increased recurring revenues, particularly materials, and increased unit sales, overall revenue has improved considerably over earlier periods. These sales and marketing efforts, as well as strict cost controls, have resulted in overall increased revenue, significantly improved gross profits, reduced operating expenses and increased profitability. While the option grants to Mr. Sbona contributed substantially to the accelerated depletion of shares available for grant under the 1996 Plan, the Board of Directors believes that the services of Mr. Sbona, who oversees the members of the Regent Pacific team, have improved significantly the financial condition of the Company and believes in the ability of the Regent Pacific team under Mr. Sbona to achieve continued positive results in the future.

Accordingly, on November 2, 2000 and on February 28, 2001 the Board resolved to amend the 1996 Plan to increase the number of shares reserved for issuance under the 1996 Plan and to increase the maximum number of shares that may be granted to any one individual per year and is submitting this Amendment to the stockholders for their approval at the Annual Meeting. As of the Record Date, awards to purchase 1,588,373 shares were outstanding under the 1996 Plan and only 118,573 shares were available for future grants. Of the 1,588,373 outstanding awards, 1,569,135 are stock options; the remaining 19,238 are for shares issued pursuant to the Executive Long-Term Stock Incentive Plan. (See "Certain Transactions with Directors and Executive Officers").

The following summary briefly describes the principal features of the 1996 Plan and is qualified in its entirety by reference to the full text of the 1996 Plan, a copy of which is attached hereto as Appendix "A" in the form proposed.

        GENERAL. Employees of the Company or any of its current or future subsidiaries are eligible to be considered for the grant of awards under the 1996 Plan. The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 1996 Plan currently is 2,100,000, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award, which for any reason expire or terminate unexercised, are again available for issuance under the 1996 Plan. If this Amendment is approved, the maximum number of shares that may be issued will be increased to 3,600,000.

The Compensation Committee administers the 1996 Plan. Subject to the provisions of the 1996 Plan, the Committee has full and final authority to select the employees to whom awards will be granted, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

     AWARDS. The 1996 Plan authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. The maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1996 Plan to any employee during any fiscal year is 300,000, subject to certain adjustments to prevent dilution. If this Amendment is approved, the maximum number of shares of Common Stock with respect to which options or rights may be granted under the 1996 Plan to any employee during any fiscal year will increase to 400,000.

     Awards under the 1996 Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of Common Stock for any lawful consideration, including services rendered or, to the extent permitted by applicable state law, to be rendered. (Currently, Delaware law does not permit the issuance of Common Stock for services to be rendered.)

     An award granted under the 1996 Plan to an employee may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Committee, upon the occurrence of specified events, such as a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be an incentive stock option or a non-qualified stock option. See "United States Federal Income Tax Consequences" below.

     An award under the 1996 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the 1996 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the option may grant the recipient the right to "pyramid" his or her previously owned shares, i.e., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

     1996 PLAN DURATION. The 1996 Plan became effective upon its adoption by the Board of Directors on March 21, 1996. No awards may be granted under the 1996 Plan after March 21, 2006. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award made after March 21, 2006.

     AMENDMENTS. The Committee may amend or terminate the 1996 Plan at any time and in any manner, provided, no recipient of any award may, without his or her consent, be deprived thereof of any of his or her rights thereunder or with respect thereto as a result of an amendment or termination; and if any rule or regulation promulgated by the SEC, the Internal Revenue Service or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that any amendment be approved by the Company's stockholders, then the amendment will not be effective until it has been approved by the Company's stockholders.

     EFFECT OF SECTION 16(B) OF THE SECURITIES EXCHANGE ACT OF 1934. The acquisition and disposition of Common Stock by officers, directors and more than 10% stockholders of the Company ("Insiders") pursuant to awards granted to them under the 1996 Plan may be subject to Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of Common Stock by an Insider within six months before or after a sale of Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The 1996 Plan is designed to comply with Rule 16b-3.

     UNITED STATES FEDERAL INCOME TAX CONSEQUENCES. The following is a general discussion of the principal federal income tax consequences under the 1996 Plan. Because the United States federal income tax rules governing options and related payments are complex and subject to change, optionees are advised to consult their tax advisors prior to exercise of options or dispositions of stock acquired pursuant to option exercise. The 1996 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by the employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

     CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee disposes of the shares received upon exercise after two years from the date such option was granted and after one year from the date such option is exercised, the optionee will recognize long-term capital gain or loss when he or she disposes of his or her shares. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the shares at the time of disposition. If the optionee disposes of shares acquired upon exercise of an Incentive Stock Option within two years after being granted the option or within one year after acquiring the shares, any amount realized from such disqualifying disposition will be taxable at ordinary income rates in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares on the date the Incentive Stock Option was exercised or (b) the fair market value at the time of such disposition exceeds
(ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the length of time the shares have been held. The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the applicable holding period requirements have not been satisfied. For alternative minimum tax purposes, the excess of the fair market value of the stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

     CONSEQUENCES TO EMPLOYEES: NON-STATUTORY OPTIONS. An optionee recognizes no income at the time Non-Statutory Options are granted under the 1996 Plan. In general, at the time shares are issued to an optionee pursuant to exercise of Non-Statutory Options, the optionee will recognize income taxable at ordinary income tax rates equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of such shares. An optionee will recognize gain or loss on the subsequent sale of shares acquired upon exercise of Non-Statutory Options in an amount equal to the difference between the selling price and the tax basis of the shares, which will include the price paid plus the amount included in the optionee's taxable income by reason of the exercise of the Non-Statutory Options. Provided the shares are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

     CONSEQUENCES TO COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no United States federal income tax consequences to the Company as a result of the disposition of shares acquired upon exercise of an Incentive Stock Option if the disposition is not a disqualifying disposition. At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

     CONSEQUENCES TO COMPANY: NON-STATUTORY OPTIONS. The Company generally will be entitled to a deduction for United States federal income tax purposes in the same year and in the same amount as the optionee is considered to have recognized income taxable at ordinary income tax rates in connection with the exercise of Non-Statutory Options. In certain instances, the Company may be denied a deduction for compensation attributable to awards granted to certain officers of the Company to the extent that such compensation exceeds $1,000,000 in a given year.

     BOARD RECOMMENDATION AND VOTE. The approval of the Amendment to the 1996 Stock Incentive Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board is of the opinion that the Amendment is in the best interests of the Company and recommends a vote for the approval of the Amendment. All Proxies will be voted to approve the Amendment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN.

ITEM 3: INCREASE IN THE NUMBER OF SHARES UNDER THE 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN AND INCREASE THE ANNUAL GRANT
          PER DIRECTOR
-------------------------------------------------------------------------------

The Board of Directors proposes that the stockholders approve an amendment (the "Amendment") to the Company's 1996 Non-Employee Directors' Stock Option Plan (the "Director Plan") to increase the number of shares reserved for issuance under the Director Plan from 200,000 to 300,000 shares and to increase the annual automatic grant to each director from 7,500 shares to 10,000 shares.

The Director Plan is designed to assist the Company in attracting, retaining and compensating highly qualified individuals who are not employees of the Company for service as members of the Board and to provide them with a proprietary interest in the Company's Common Stock. The Director Plan provides incentives in the form of grants of stock options, which allow non-employee Directors to have a personal financial stake in the Company, in addition to underscoring their common interest with stockholders in increasing the value of the Company's stock over the long term.

The Board of Directors believes it is in the best interests of the Company and its stockholders to continue to make substantial use of stock-based incentives to attract, retain and motivate qualified non-employee Directors. Accordingly, on November 2, 2000 the Board resolved to amend the Director Plan to increase the number of shares reserved for issuance under the Director Plan and to increase the number of shares granted to non-employee Directors each year and is submitting this Amendment to the stockholders for their approval at the Annual Meeting. As of the Record Date, options to purchase 87,925 shares were outstanding under the Director Plan and only 112,075 shares were available for future grants.

The following summary briefly describes the principal features of the Director Plan and is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached hereto as Appendix "B" in the form proposed.

     GENERAL. The Director Plan provides for automatic yearly grants of non-statutory options to purchase 7,500 shares of Common Stock (subject to adjustment as provided in the Director Plan) to each Director serving on the Board at the time of the grant who is not an employee of the Company or any of its subsidiaries or affiliates. In the event a participating Director is elected or appointed other than at an annual meeting of stockholders of the Company, such Director, upon appointment or election, automatically will be granted a non-statutory option to purchase that portion of 7,500 shares equal to the portion of the year that the new appointee serves as Director. Each option grant, vesting in equal installments over three years and having a ten-year term, will permit the holder to purchase shares at their fair market value on the date the option was granted. Payment for shares to the Company may be in cash, Common Stock or a combination thereof. The Plan will expire, unless earlier terminated, on March 21, 2006. If this Amendment is approved, the automatic yearly grants to each non-employee Director will be increased to 10,000 shares.

     Option grants under the Plan are made at the first meeting of the Board following each annual meeting of the stockholders of the Company.

     All options expire ten years after the date of grant, subject to provisions in the Director Plan relating to death, retirement or removal for cause. If a participating Director ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any outstanding stock options held by such Director are exercisable at any time prior to the earlier to occur of the expiration date of the stock option or three years after the date the Director ceases to serve as such. If a Director resigns from the Board or is removed from office for cause, any outstanding stock options held by that Director which are not exercisable immediately prior to resignation or removal terminate as of the date of resignation or removal, and any outstanding stock options held by that Director which are exercisable immediately prior to resignation or removal are, to the extent then exercisable, exercisable at any time prior to the earlier to occur of the expiration date of such option or three months after the date of resignation or removal of the Director. In the event of death of a Director while serving on the Board, any outstanding stock options held by the Director at the time of death become exercisable in full at any time prior to the earlier to occur of the expiration date of the stock options or three years after the date of death. Following the death of a Director after ceasing to serve as such and during a period when a stock option is exercisable under the provisions of the Director Plan to the cessation of service as a Director for any reason other than resignation, removal for cause or death, the stock option is exercisable at any time prior to the earlier to occur of (a) the expiration of the option or (b) the later of three years following the date the Director ceased serving as such and one year following the date of death. Following the death of a Director after ceasing to serve as such and during a period when a stock option is exercisable under the provisions of the Director Plan relating to the cessation of service as a Director due to resignation or removal for cause, the stock option, to the extent exercisable on the date the Director ceased serving as such, is exercisable at any time prior to the earlier to occur of the expiration date of the stock option and one year after the date of death. Each option is non-assignable and non-transferable other than by will or the laws of descent and distribution.

     The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Director Plan is 200,000, subject to certain adjustments to prevent dilution. Shares subject to options that terminate unexercised will be available for future option grants. If this Amendment is approved, the maximum number of shares that may be issued will be increased to 300,000.

     ADMINISTRATION. The Director Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee is authorized to interpret the Director Plan, establish and amend rules relating to the Director Plan and make other determinations necessary or advisable for the administration of the Director Plan, but has no discretion with respect to the selection of Directors to receive options, the timing of such grants, the number of shares subject to the Director Plan or to each grant, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option.

     The Board may terminate the Director Plan at any time or amend it in whole or in part, except that the provisions specifying to whom stock options are to be granted, the amounts, pricing, timing, vesting and term of grants may not be amended more than once every six months, other than to comport with specified changes in applicable law. In addition, no amendment to the Director Plan may be made absent stockholder approval if stockholder approval is required by the rules and regulations promulgated by the SEC or by any national securities exchange or quotation system on which the Common Stock may then be listed.

     CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. The options granted under the Director Plan are non-statutory options that are not intended to qualify under
Section 422 of the Internal Revenue Code. The grant of options will not result in taxable income to the Director or a tax deduction for the Company. The exercise of an option will result in taxable ordinary income to the Director and a corresponding deduction for the Company, in each case equal to the difference between the fair market value of the shares on the date the option was granted and their fair market value on the date the option is exercised.

     BOARD RECOMMENDATION AND VOTE. The approval of the Amendment to the 1996 Non-Employee Directors' Stock Option Plan will require the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. The Board is of the opinion that the Amendment is in the best interests of the Company and recommends a vote for the approval of the Amendment. All Proxies will be voted to approve the Amendment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

                                             ANNUAL COMPENSATION   LONG TERM COMPENSATION
                                             -------------------   ----------------------
                                                                   NUMBER OF
NAME                         FISCAL YEAR                           SECURITIES        ALL
----                           ENDED                               UNDERLYING       OTHER
PRINCIPAL POSITION(1)        DECEMBER 31     SALARY(3)   BONUS      OPTIONS      COMPENSATION
---------------------        -----------   ----------- ---------   ----------   --------------
Brian K. Service.........        2000           (3)        --           --           --
  President & Chief              1999           (3)        --           --           --
  Executive Officer

Charles W. Hull..........        2000      $  275,000  $ 43,000         --      $   3,518   (4)
  Executive Vice                 1999      $  275,000  $ 43,000         --      $  65,012   (5)
  President &
  Chief Technology Officer       1998      $  284,952  $   --           --      $   4,162   (4)

E. James Selzer(2) ......        2000      $  108,870      --         75,000    $   1,578   (4)
  Chief Financial Officer        1999           --         --           --           --
  &  Vice President,
  Finance                        1998           --         --           --           --

Martin E. McGough........        2000      $  215,585  $ 43,000       40,000    $  15,265   (6)
  Sr. Vice President of          1999      $  171,019  $ 43,000       60,000    $   1,874   (4)
  Development & Operations       1998      $  166,696  $   --         15,000    $   1,602   (4)

Grant R. Flaharty(2).....        2000      $  213,462  $ 43,000       40,000    $  36,357   (7)
  Sr. Vice President of          1999      $  139,896  $ 43,000       95,000    $   1,641   (4)
  Worldwide Sales &              1998      $  85,976   $ 50,000       30,000    $  48,949   (8)
  Marketing

(1) For a description of the employment contracts between certain officers and the Company, see "Employment Contracts," below.

(2) Mr. Selzer's employment with the Company commenced in April 2000; Mr. Flaharty's employment with the Company commenced in April 1998.

(3) Mr. Service was appointed President and Chief Executive Officer of the Company on September 16, 1999. Mr. Service is compensated for his services by Regent Pacific. The Company has an agreement (the "Regent Agreement") with Regent Pacific, pursuant to which Regent Pacific provides the management services of a team consisting of four full-time executives, including the chief executive, at an aggregate fee of $50,000 per week. In addition, Regent Pacific has made available up to two additional executives to provide management services on an as needed basis, beginning February 12, 2000. Mr. Service and three other executives provide services pursuant to the Regent Agreement, including: James Tuttle, who is providing services as Vice President, European Sales and Global Marketing; and Joan Miszak, who is providing services as Vice President, Human Resources and Operational Development. Also included in the Regent Pacific team was H. Michael Hogan III, who provided services as Senior Vice President and Corporate Secretary, until February 28, 2001. Prior to November 20, 2000 Mr. Hogan also acted as Chief Financial Officer. Although the Named Executive Officers of the Company do not include Mr. Hogan, Mr. Tuttle or Ms. Miszak, it is likely that such persons would qualify as the most highly compensated officers of the Company if a pro rata portion of the fee paid to Regent Pacific were attributed to them as compensation. Gary J. Sbona, Chairman and Chief Executive Officer of Regent Pacific, also provides services to the Company on a part-time basis pursuant to an employment agreement with


                                    Page 15


     the Company and is also currently a member of the Company's Board of Directors. In 1999, as an inducement to Mr. Sbona to provide services as an employee of the Company, the Board of Directors granted to him an option to purchase 350,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. In addition, in 2000 and 2001 the Board of Directors granted to him options to purchase an additional 350,000 shares of the Company's Common Stock at an exercise price of $17.3875 per share. Messrs. Service, Sbona, Hogan and Tuttle and Ms. Miszak are principals of Regent Pacific. See "Certain Transactions With Directors and Officers," below for further information regarding the Regent Agreement.

(4) Consists of the value of insurance premiums for employer paid group term life insurance and discretionary profit sharing in 1998 and employer matching contributions in 1999 and 2000, made pursuant to the Company's
     Section 401(k) plan.

(5) Consists of pay out of vacation pay ($42,308), non-employee Board of Director fees (see "Employment Contracts") ($18,231), the value of insurance premiums for employer paid group term life insurance, and discretionary profit-sharing and employer matching contributions ($4,473).

(6) Consists of the value of insurance premiums for employer paid group term life insurance, moving-related expenses totaling $11,510, and employer matching contributions made pursuant to the Company's Section 401(k) plan.

(7) Consists of the value of insurance premiums for employer paid group term life insurance, moving-related expenses totaling $30,658, and employer matching contributions made pursuant to the Company's Section 401(k) plan.

(8) Consists of the value of insurance premiums for employer paid group term life insurance and a moving allowance totaling $48,880.

                          OPTION GRANTS IN FISCAL 2000

The following table sets forth certain information regarding the grant of stock options made during fiscal 2000 to the Named Executive Officers.

                                     PERCENT
                                     OF TOTAL
                                     OPTIONS                              POTENTIAL
                      NUMBER OF      GRANTED                              REALIZABLE VALUE
                      SECURITIES     TO                                   AT ASSUMED
                      UNDERLYING     EMPLOYEES   EXERCISE                 RATE OF STOCK PRICE
                      OPTIONS        IN FISCAL   OR BASE      EXPIRATION  APPRECIATION FOR
NAME                  GRANTED        YEAR(4)     PRICE(5)     DATE        OPTION TERM(6)
----                  ----------     ---------   ----------   ---------   -------------------
                                                                          5%         10%
                                                                          --------   --------
Brian K. Service..... --             --          --           --          --         --
Charles W. Hull...... --             --          --           --          --         --
E. James Selzer...... 35,000 (1)     5.2%        $10.3125     4/11/10     $226,992   $575,241
                      20,000 (2)     2.9%        $10.3125     4/11/10     $129,710   $328,709
                      20,000 (3)     2.9%        $10.3125     4/11/10     $129,710   $328,709
Martin E. McGough.... 40,000 (1)     5.9%        $  9.6563    5/9/10      $242,912   $615,586
Grant R. Flaharty.... 40,000 (1)     5.9%        $  9.6563    5/9/10      $242,912   $615,586

(1) These option grants vest in four equal annual installments of 25% each commencing on the first anniversary from the date of the grant and were granted for a term of 10 years.

(2) This option grant vests in two equal annual installments of 50% each commencing on the first anniversary from the date of the grant and were granted for a term of 10 years.

(3) This option grant vested immediately upon the date of the grant and was granted for a term of 10 years.

(4) Options covering an aggregate of 678,500 shares were granted to employees during fiscal 2000.

(5) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(6) The potential realizable value is based on the assumption that the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of the Common Stock.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2000, the number of shares of Common Stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the Common Stock on The Nasdaq National Market on December 29, 2000 ($12.125 per share).

                       SHARES                  NUMBER OF SECURITIES
                       ACQUIRED                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                       ON          VALUE       OPTIONS AT                     IN-THE-MONEY OPTIONS AT
NAME                   EXERCISE    REALIZED    DECEMBER 31, 2000              DECEMBER 31, 2000
-------------------    ---------   ---------   ---------------------------   --------------------------
                                               EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
                                               -----------   -------------   -----------  -------------
Brian K. Service....      --          --           --             --             --            --
Charles W. Hull.....   116,666     $1,677,074   110,000           --          $140,625         --
E. James Selzer.....      --          --         20,000         55,000        $ 99,688      $ 36,250
Martin E. McGough...      --          --         60,000        105,000        $289,688      $478,436
Grant R. Flaharty...      --          --         44,750        120,250        $251,000      $598,998

EMPLOYMENT CONTRACTS

The Company has entered into employment contracts with the following Named Executive Officers.

The Company and Mr. Hull entered into an employment agreement in April 1994, pursuant to which Mr. Hull served as President and Chief Operating Officer of both the Company and 3D California until April 1997, at which time Mr. Hull was appointed Vice Chairman and Chief Technology Officer of the Company. Pursuant to the agreement, Mr. Hull's initial base salary was $200,000 per year, subject to increase at the discretion of the Board of Directors. Effective November 7, 1994, January 1, 1996, February 1, 1997, and January 1, 1998, the Board of Directors increased Mr. Hull's base salary to $235,000, $250,000, $262,500 and $275,000, respectively. In addition to standard benefits, Mr. Hull is eligible to participate in the Executive Incentive Compensation Plan. Mr. Hull's employment agreement also permits Mr. Hull, at any time during his employment term, to terminate his duties under the agreement and elect to become a consultant to the Company. Effective February 28, 1999, Mr. Hull terminated his duties under the agreement and Mr. Hull, the Company and 3D California entered into a four-year consulting agreement. Mr. Hull's duties pursuant to the agreement included consulting with the Board of Directors and officers of the Company concerning those aspects of the business with which Mr. Hull previously had been concerned. As compensation for Mr. Hull's consulting services, the Company paid Mr. Hull at an annual rate of $275,000 for the period March 1999 through May 1999. In June 1999, Mr. Hull rejoined the Company as Chief Technology Officer at a base salary of $275,000. Effective May 3, 2000, Mr. Hull was promoted to Executive Vice President and member of the Office of the Chief Executive Officer; he continues his duties as Chief Technology Officer. All of the stock options granted to Mr. Hull and unexercised as of the date of the consulting agreement continued in force during the consulting term and are continued under his new employment arrangement.

Effective January 7, 1997, the Company entered into an employment agreement with Martin E. McGough, pursuant to which Mr. McGough was appointed to serve as Vice President, Worldwide Operations. The agreement provides for an annual base salary of $171,000 and eligibility to participate in the Executive Incentive Compensation Plan. Effective May 3, 2000, Mr. McGough was promoted to Senior Vice President, Operations and Development and his base salary was increased to $240,000. Mr. McGough is an "at will" employee; however, if the Company terminates Mr. McGough's employment without just cause, the Company shall pay to Mr. McGough an amount equal to one-year's base salary. See also "Certain Transactions With Directors and Executive Officers."

Effective September 17, 1999, the Company entered into an employment agreement with Grant R. Flaharty, pursuant to which Mr. Flaharty was appointed to serve as Vice President, General Manager Europe. The agreement provides for an annual base salary of $165,000 and eligibility to participate in the Executive Incentive Compensation Plan. Effective May 3, 2000, Mr. Flaharty was promoted to Senior Vice President, Worldwide Sales and Marketing and his base salary was increased to $240,000. Effective January 2001, Mr. Flaharty's duties include worldwide field service as well. Mr. Flaharty is an "at will" employee. See also "Certain Transactions With Directors and Executive Officers."

Effective April 1, 2000, the Company entered into an employment agreement with
E. James Selzer, pursuant to which Mr. Selzer serves as Chief Financial Officer and Vice President, Finance. Mr. Selzer is paid an annual base salary equal to $200,000 and is eligible to participate in the Executive Incentive Compensation Plan. Mr. Selzer is an "at will" employee.

Effective September 9, 1999, the Company entered into an agreement with Regent Pacific for the provision of executive management services. See "Certain Transactions With Directors and Executive Officers."


STOCK INCENTIVE PLANS

In addition to the 1989 Employee and Director Plan, the 1996 Stock Incentive Plan, the 1996 Non-Employee Directors' Stock Option Plan and the 1998 Employee Stock Purchase Plan (each as discussed in this Proxy Statement), the Company has in effect the 2001 Non-Officer Employee Stock Option Plan (the "2001 Plan"). The purpose of the 2001 Plan is to advance the interests of the Company and its stockholders by strengthening the Company's and its subsidiaries' ability to obtain and retain the services of the types of non-officer employees who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all stockholders of the Company. At the date of this Proxy Statement, options to purchase 135,500 shares of Common Stock underlying the 2001 Plan have been granted. Subject to adjustment for stock splits, stock dividends and other similar events, the total number of shares of Common Stock reserved for issuance under the 2001 Plan is 500,000 shares.

The 2001 Plan currently is administered by the Chief Executive Officer of the Company. The 2001 Plan provides that options may be granted only to non-officer employees who are designated as eligible persons by the Chief Executive Officer. The Chief Executive Officer will determine the persons to be selected as optionees, the terms of vesting of options and the number of shares of Common Stock to be subject to each option. The type of awards to be granted under this plan are limited to stock options, which will be non-statutory options.


REPORT OF COMPENSATION COMMITTEE

The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of two independent, non-employee Directors and one employee Director, also grants all stock options and otherwise administers the Company's 1989 Employee and Director Plan (the "1989 Plan"), the 1996 Stock Incentive Plan (the "1996 Plan"), the 1996 Non-Employee Directors' Stock Option Plan (the "Director Plan") and the 1998 Employee Stock Purchase Plan. No further options will be granted under the 1989 Plan as it expired on May 9, 1999. Following review and approval by the committee, determinations pertaining to executive compensation are submitted to the full Board for approval. In connection with its deliberations, the committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

     TOTAL COMPENSATION. It is the philosophy of the committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the Common Stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. The principal elements of total compensation paid to executives of the Company are as follows:

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

     STOCK INCENTIVE PLAN OPTIONS AND AWARDS. Under the 1996 Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of Common Stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the Common Stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

     ANNUAL INCENTIVES. The committee believes that executive compensation should be determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company's performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee's assessment of such matters as the enhancement of the Company's image and reputation, expansion into new markets, and the development and success of new products and new marketing programs.

     The Board of Directors has approved the 3D Systems Corporation Executive Incentive Compensation Plan (the "2001 Incentive Plan"). Under the 2001 Incentive Plan, executive officers, other than officers whose compensation is paid by Regent Pacific (See "Certain Transactions With Directors and Executive Officers") are eligible to receive an annual cash incentive award based, in part, upon the attainment of specified levels of earnings and revenue by the Company as determined by the committee at the beginning of the fiscal year, and individual non-financial objectives which are designed to measure each executive's overall contribution to the Company and the particular division over which he or she is assigned supervisory responsibility. The Chief Executive Officer establishes the non-financial objectives each other executive must attain based upon the overall performance goals of the Company. Officers whose compensation is determined in part by sales commissions paid or payable are not eligible to participate in the 2001 Incentive Plan.

     Under the 2001 Incentive Plan, the committee has established the maximum bonus, as a percentage of base salary, attainable by each participating executive on the basis of the financial performance of the Company and the attainment of non-financial objectives by the officer. No bonuses will be paid unless the Company achieves a threshold earnings level established by the committee.

     The committee attributes various weights to the qualitative factors discussed above based upon their perceived relative importance to the Company at the time compensation determinations are made. Each executive's performance is evaluated with respect to each of these factors, and compensation levels are determined based on each executive's overall performance.

     Each participant is eligible for a range of awards based upon attaining or exceeding the earnings and revenue objectives and attainment of non-financial objectives. The 2001 Incentive Plan permits the committee to adjust targets or performance results to reflect unusual items that it determines to be extraordinary or non-recurring.

     EXECUTIVE LONG-TERM STOCK INCENTIVE PLAN. The committee also adopted under the 1996 Plan a stock-based, long-term incentive plan for executive officers. Under this plan, the Company made loans of $60,000 to executive officers of the Company for the purpose of purchasing shares of Common Stock from the Company at the fair market value of the Common Stock at the time of purchase. The plan calls for the loans to be forgiven, in whole or in part, if certain profitability targets are met. The purpose of this plan was to align more closely officer interests with stockholder interests by promoting long-term holdings in the Company's Common Stock, thus increasing stockholder value. See "Certain Transactions With Directors and Executive Officers."

     1998 EMPLOYEE STOCK PURCHASE PLAN. The Company also provides, under the 1998 Employee Stock Purchase Plan, an opportunity for substantially all of its employees to purchase Common Stock at a modest discount to the market price. Pursuant to this plan, employees may allocate annually up to the lesser of $25,000 or 10% of their regular compensation for the purchase of shares of Common Stock.

     DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. On September 9, 1999 the Company and Regent Pacific executed an agreement (the "Regent Agreement") pursuant to which Regent Pacific agreed to provide a team of four executives, including Brian K. Service, to the Company for a term of 12 months. On September 16, 1999 the Board of Directors appointed Mr. Service Chief Executive Officer. Pursuant to the Regent Agreement, the Company pays Regent Pacific $50,000 per week for the services of four full-time executives; it had a one-year term and, on August 8, 2000 was extended for an additional one-year term, and provides for the availability of up to two additional executives on an as-needed basis, beginning as of February 12, 2000. Mr. Service is compensated for his services by Regent Pacific. The Company makes no payments, other than reimbursement for expenses, directly to Mr. Service. The Oversight Committee, a committee consisting solely of independent directors, determines the compensation paid to Regent Pacific. Mr. Sbona is not a member of the Oversight Committee.

     The committee intends to continue its policy of linking executive compensation with maximizing stockholder returns and corporate performance to the extent possible through the programs described above.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

     All compensation paid to the Company's employees in fiscal 2000 will be fully deductible. With respect to compensation to be paid to executives in 2001 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.


                                                     Compensation Committee

                                                          Gary J. Sbona
                                                          Miriam V. Gold
                                                          Kevin S. Moore

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, the majority of which consists of independent directors (as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules), has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix "C" to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the Audit Committee:

     - Reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and Deloitte & Touche, LLP ("D&T"), the Company's independent auditors;

     - Discussed with D&T the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     - Received written disclosures and the letter from D&T regarding its independence as required by Independence Standards Board Standard No.
          1. The Audit Committee discussed with D&T their independence.

The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

On September 5, 2000, the Company dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountants. The decision to change accountants was approved by the Audit Committee. PwC audited the Company's consolidated financial statements for the fiscal years ended December 31, 1999 and 1998. Their reports on such consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits of the Company's financial statements as of December 31, 1999 and 1998, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of PwC, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

During each of the two fiscal years ended December 31, 1999 and 1998 and through September 5, 2000, there have been no reportable events as defined in Regulation S-K Item 304(a)(1)(v).

On September 8, 2000, the Company engaged the accounting firm of D&T as the Company's independent accountants. Prior to such engagement, the Company did not consult with D&T regarding the application of accounting principles to a specified transaction, or the type of audit opinion that may be rendered with respect to the Company's statements or any matter that was either the subject of a disagreement (as defined in Regulation S-K Item 304(a)(1)(14)) or a reportable event, and neither a written report or oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

AUDIT FEES

     The aggregate fees billed by D&T for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, were $163,275.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     No fees were billed by D&T for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     The aggregate fees billed by D&T for services rendered to the Company other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $233,187.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and D&T, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.


                                                   Audit Committee

                                                      G. Walter Loewenbaum II
                                                      Kevin S. Moore
                                                      Jim D. Kever

PERFORMANCE GRAPH

The following graph sets forth the percentage change in cumulative total stockholder return of the Common Stock during the five-year period from December 31, 1995 to December 31, 2000, compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and the Index for S & P Technology Sector. The Comparison assumes $100 was invested on December 31, 1995 in the Common Stock and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                         AMONG 3D SYSTEMS CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX


[GRAPHIC OMITTED]

                                               Cumulative Total Return
                                ----------------------------------------------------
                                 12/95    12/96     12/97    12/98     12/99   12/00
                                ------    ------   ------    ------   ------  ------
3D SYSTEMS CORPORATION          100.00     53.68    26.05     31.58    35.79   51.05
NASDAQ STOCK MARKET (U.S.)      100.00    123.04   150.69    212.51   394.92  237.62
S & P TECHNOLOGY SECTOR         100.00    141.87   178.89    309.44   541.93  325.43

CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2000, or which is presently proposed.

See "Employment Contracts" for a summary of employment agreements with certain of the Company's executive officers.

Effective May 3, 2000, Martin E. McGough was promoted to Senior Vice President, Operations and Development and transferred from Grand Junction, Colorado to Valencia, California. In connection with his relocation, Mr. McGough was given a relocation package to cover the costs of the move. The relocation package includes full reimbursement for the cost of moving his family and his personal effects, as well as a moving facilitation loan in the amount of $100,000. The loan is interest-free (the benefit of the below-market interest rate is included in Mr. McGough's compensation) and is repaid through bi-weekly payroll deductions over a 5-year period.

Effective May 3, 2000, Grant R. Flaharty was promoted to Senior Vice President, Worldwide Sales and Marketing and was transferred from Grand Junction, Colorado to Valencia, California. In connection with his relocation, Mr. Flaharty was given a relocation package to cover the costs of the move. The relocation package includes full reimbursement for the cost of moving his family and his personal effects, as well as a moving facilitation loan in the amount of $100,000. The loan is interest-free (the benefit of the below-market interest rate is included in Mr. Flaharty's compensation) and is repaid through bi-weekly payroll deductions over a 5-year period.

On September 9, 1999, the Company and Regent Pacific Management Corporation ("Regent Pacific") executed an agreement (the "Regent Agreement") pursuant to which Regent Pacific agreed to provide certain key management employees' services to the Company at a fee of $50,000 per week, including the services of Mr. Service, as President and Chief Executive Officer, and at least three other Regent Pacific personnel as part of the Company's management team. The Regent Agreement also provides that Gary J. Sbona, Chairman and Chief Executive Officer of Regent Pacific, join the Company's Board of Directors. The Agreement had a one-year term and, on August 8, 2000 was extended for an additional one-year term, and provides for the availability of up to two additional executives to provide management services on an as needed basis, beginning as of February 12, 2000. The Agreement also requires that the Company provide Director & Officer insurance for Messrs. Sbona and Service.

Simultaneously with the execution of the Regent Agreement, the Company entered into an employment agreement with Gary J. Sbona. As an inducement to Mr. Sbona to provide services as a part-time employee of the Company, the Board of Directors granted to him an option to purchase 350,000 shares of the Company's Common Stock at an exercise price of $6.00 per share. The shares subject to such option were earned on a monthly basis during the 12-month period ending on September 9, 2000 and vest over a three (3) year period, subject to the Regent Pacific management team continuing their services to the Company; provided, however, that the earned portion of the option would vest entirely upon certain change of control transactions or upon termination of the Regent Agreement without cause. On August 8, 2000 the Oversight Committee of the Board extended Mr. Sbona's Employment Agreement for an additional year and authorized the grant of an additional 350,000 shares to Mr. Sbona at an exercise price of $17.3875 per share. The shares subject to this option are earned and vest on the same basis as the shares granted in 1999.

On May 1, 1999, the Company entered into an employment agreement with G. Walter Loewenbaum II, Chairman of the Board of Directors, whereby Mr. Loewenbaum agreed to provide part-time services to the Company in the area of strategic direction in exchange for $10,000 per month and an option to purchase 150,000 shares of the Company's Common Stock at a price of $6.6125 per share. The options vested on January 1, 2000. The original term of the agreement was for six (6) months. On December 20, 1999, the Board voted, with Mr. Loewenbaum abstaining, to change Mr. Loewenbaum's status to "at-will" employee and to extend the agreement until terminated by the Board or Mr. Loewenbaum. On August 8, 2000 the Oversight Committee of the Board voted to increase Mr. Loewenbaum's monthly compensation to $15,000.

In January 1998, the Company adopted under the 1996 Plan the Executive Long-Term Stock Incentive Plan pursuant to which the Company offered loans to its executive officers of up to $60,000 to purchase shares of the Common Stock underlying the 1996 Plan. Each of Charles Hull and Martin McGough, as well as A. Sidney Alpert, Frank Spina, Arthur

Sims, Mark Bell, and Richard Balanson (who are no longer employed by the Company) executed a promissory note for the principal amount of $60,000, each of which bears interest at the rate of 6% per annum. Mr. Bell, Mr. Sims and Mr. Alpert have paid in full their indebtedness to the Company. Mr. Balanson's and Mr. Spina's loans were forgiven upon the termination of their employment, and their stock was returned to the Company and cancelled. The remaining notes are secured by the shares of Common Stock purchased. Subject to certain forgiveness provisions set forth below, all principal and accrued interest outstanding under the notes becomes due and payable upon the earlier to occur of (i) a sale, transfer or other disposition of the shares of Common Stock securing the note;
(ii) the termination of the executive's employment with the Company; (iii) the fifth anniversary of the execution of the note; (iv) the sale, lease or other disposition of all or substantially all of the Company's assets to a single purchaser or group of related purchasers; (v) the sale, lease or other disposition, in one transaction or a series of related transactions of the majority of the Company's outstanding capital stock; or (vi) the merger or consolidation of the Company into or with another corporation in which the stockholders of the Company will own less than 50% of the voting securities of the surviving corporation. If during the fiscal year ended December 31, 2000, or a subsequent fiscal year through fiscal year ending December 31, 2003, the Company reports earnings per share of: (a) at least $0.50 per share but less than $1.00 per share, the Company will forgive 1/3 of the original principal amount of the note, or such smaller amount of principal then outstanding, together with all of the interest accrued on such amount; (b) at least $1.00 per share but less than $1.50 per share, the Company will forgive 2/3 of the original principal amount of the note, or such smaller amount of principal then outstanding, together with all of the interest accrued on such amount; or (c) at least $1.50 per share, the Company will forgive the entire original principal amount of the note, or such smaller amount of principal then outstanding, together with all interest accrued on such amount; provided, however, that the provisions of clauses (a) and (b) of this sentence shall be applicable to each executive officer only one time. For the fiscal year ended December 31, 2000 the Company earned $0.63 per fully-diluted share; therefore, $20,000 of the principal amount of Mr. McGough's and Mr. Hull's loans have been forgiven together with $3,671 of interest.

Pursuant to a July 1990 Distribution Agreement with Ciba Specialty Chemicals, Inc., as amended from time to time (together with its affiliates, "CSC"), and subject to conditions set forth in the agreement, the Company was CSC's exclusive distributor (except in Japan) of all photopolymers manufactured by CSC for use in stereolithography. Pursuant to an agreement dated December 14, 1999, the Performance Polymer Division of CSC (the division with respect to which the Distribution Agreement was effective) was acquired by Vantico International, S.A. ("Vantico"). In connection with that acquisition, Vantico also acquired the shares of the Company's stock formerly owned by CSC and has thereby become the beneficial owner of 14.02% of the Common Stock of the Company. The Distribution Agreement was assigned to Vantico as part of the transaction. The Company purchased from CSC and Vantico resins valued at approximately $13,990,000 during fiscal 2000. Subject to certain conditions, so long as Vantico provides adequate supplies, the Company is required to fill all of its requirements for its liquid photopolymers through purchases from Vantico. Subject to certain conditions, the agreement will remain in effect until either party gives the other six months advance notice of termination.

In May 1988, the Company entered into a Research and Development Agreement with CSC to develop liquid photopolymers, photopolymerizable monomers and photoinitiators for use with the Company's stereolithography products, which agreement has from time to time been amended. The Research and Development Agreement was assigned to Vantico in connection with the transaction described above. Subject to certain conditions, the Research and Development Agreement will remain in effect until either party gives the other six months advance notice of its decision to terminate the agreement. The parties have agreed that if a change in control (as defined in such agreement) of the Company should occur, at the option of Vantico, the Company will be required to pay Vantico an amount equal to the Performance Polymer Division's deferred research and development costs, as defined in the agreement, of up to $10 million.

In 1990, 3D California acquired the patents for stereolithography technology from UVP, Inc. ("UVP") in exchange for $9,075,000, $500,000 of which was paid in cash and $350,000 by certain offsets. The balance of the purchase price ($8,225,000) is payable based upon sales of stereolithography systems and licensing of the patents and subject to certain conditions. For further information with respect to this matter, see "Note 6(b) of Notes to Consolidated Financial Statements," which appears in the Company's Annual Report filed on Form 10-K, which accompanies this Proxy Statement. Pursuant to a 1987 contract between UVP and Charles W. Hull, a director of the Company, Mr. Hull is entitled to receive from UVP, with respect to his prior relationship with UVP, an amount equal to 10% of all royalties or other amounts received by UVP with respect to the patents, but only after recoupment of certain expenses by UVP. To date, Mr. Hull has received $492,145 from UVP under that contract.

Effective December 27, 1995, the Company entered into an Employment Agreement with A. Sidney Alpert, pursuant to which Mr. Alpert served as Vice President and General Counsel. Pursuant to the agreement, Mr. Alpert was paid an annual base salary equal to $150,000 and was eligible to participate in the 1999 Executive Incentive Compensation Plan. Effective January 1, 1999, the Board of Directors increased Mr. Alpert's base salary to $181,260. Effective June 1, 1999, Mr. Alpert and the Company agreed to amend his Employment Agreement, whereby he became a part-time employee at a new annual salary of $140,000, and was eligible to participate in the 2000 Executive Incentive Compensation Plan. Under the amendment Mr. Alpert devoted approximately forty percent (40%) of his time to the Company, and his stock options remained in effect and vesting continued. Effective May 1, 2000, Mr. Alpert and the Company again agreed to amend his Employment Agreement, whereby he relinquished his duties as Vice President and General Counsel, reduced his part-time commitment to one day per week, and reduced his annual salary to $70,000. His stock options remained in effect and vesting continued. Effective November 1, 2000, Mr. Alpert retired but continues as a consultant to the Company one day per week under a Consulting Contract, which has an initial term of six months and provides for monthly compensation at the rate of $5,833 per month. His stock options vested in full upon his retirement.

The Board believes, based on its reasonable judgment, but without further investigation, that the terms of each of the foregoing transactions or arrangements between the Company on the one hand and the affiliates, officers, directors or stockholders of the Company which were parties to such transactions on the other hand, were, on an overall basis, at least as favorable to the Company as could then have been obtained from unrelated parties.


PRINCIPAL STOCKHOLDERS

The following table sets forth as of February 28, 2001, unless otherwise indicated, certain information relating to the ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (12,303,197 shares), (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 26081 Avenue Hall, Valencia, California 91355, unless otherwise set forth below such person's name.


                                                             Number of Shares
                                                             of Common Stock
                                                             Beneficially
Name and Address                                             Owned (1)               Percent (1)
----------------                                             ----------------        -----------
DIRECTORS:
G. Walter Loewenbaum, II................................       1,019,276  (2)           8.18
Kevin S. Moore..........................................         794,826  (3)           6.46
Charles W. Hull.........................................         606,130  (4)           4.88
Jim D. Kever............................................          35,000  (5)              *
Miriam V. Gold..........................................          29,466  (6)              *
Brian K. Service........................................           1,000                   *
Gary J. Sbona...........................................              --                   *

NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Martin E. McGough.......................................          77,111  (7)              *
Grant R. Flaharty.......................................          50,671  (8)              *
E. James Selzer.........................................          40,976  (9)              *

5% HOLDERS:
Vantico International, S.A..............................       1,725,366  (10)         14.02
    281 Brewster, NY  10409
Dimensional Fund Advisers Inc...........................         620,110  (11)          5.04
    1299 Ocean Avenue, 11th Floor,
    Santa Monica, CA  90401
The Clark Estates, Inc..................................         792,772  (3)           6.44
    30 Wall Street, New York, NY 10005
RS Investment Management Co. LLC                                 619,500  (12)          5.03
    388 Market Street, Suite 200,
    San Francisco, CA 94111
Directors and officers as a group (10 persons)..........       2,654,456  (13)         20.80

*     Less than one percent.


                                    Page 26


(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at February 28, 2001.

(2) Includes (a) 45,000 shares held in the name of Lillian Shaw Loewenbaum, Mr. Loewenbaum's wife, (b) 54,498 shares held in the name of the Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (c) 150,000 shares held in the name of the Guaranty & Trust Co ttee fbo G. Walter Loewenbaum, Mr. Loewenbaum's pension plan, (d) 72,065 shares held in the name of The Waterproof Partnership LTD for which Mr. and Mrs. Loewenbaum serve as the general partners and as certain of the limited partners, (e) 16,594 shares held in the name of the Anna Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (f) 16,594 shares held in the name of the Elizabeth Loewenbaum 1992 Trust for which Mr. and Mrs. Loewenbaum serve as trustees, (g) 150,000 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2001, and (h) 26,914 shares owned by Mr. Loewenbaum's children with respect to which Mr. Loewenbaum disclaims beneficial ownership.

(3) The stock owned by Mr. Moore includes 792,772 shares owned by The Clark Estates with respect to which Mr. Moore disclaims beneficial ownership.

(4) Includes (a) 409,344 shares of Common Stock held in the Charles William Hull and Charlene Antoinette Hull 1992 Revocable Living Trust for which Mr. and Mrs. Hull serve as trustees and (b) 110,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to April 30, 2001.

(5) Includes 25,000 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2001. Also includes 1,000 shares of Common Stock held in trust for the benefit of Mr. Kever's minor children, with respect to which Mr. Kever disclaims beneficial ownership.

(6) Includes 29,166 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2001.

(7) Includes 63,750 shares of Common Stock reserved for issuance upon exercise of stock options that are or will become exercisable on or prior to April 30, 2001.

(8) Includes 44,750 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2001.

(9) Includes 38,750 shares of Common Stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to April 30, 2001.

(10) Represents shares of common stock held by Vantico International S.A., which is a subsidiary of Vantico Group S.A. and of the ultimate parent corporation, Vantico Holding S.A. Each of Vantico International S.A., Vantico Group S.A. and Vantico Holding S.A. share the power to vote or direct the vote of these shares and share the power to dispose or direct the disposition of these shares. All information regarding the beneficial ownership of these securities by each of Vantico International S.A., Vantico Group S.A. and Vantico Holding S.A. is taken exclusively from a Form 13G filed by these entities on December 26, 2000.

(11) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities that are owned by the Portfolios. All securities reported as held by Dimensional are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities. All information regarding the beneficial ownership of Company securities by Dimensional is taken exclusively from a Form 13G filed by Dimensional on February 2, 2001.

(12) RS Investment Management Co. LLC ("RSI") is a Delaware limited liability holding company. RS Investment Management, L.P. (and together with RSI, "RS Investment Companies") is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock of the Company. No individual client's holdings of these shares are more than five percent of the outstanding number of shares of Common Stock of the Company. All information regarding the beneficial ownership of Company securities by RS Investment Companies is taken exclusively from a Form 13G filed by RS Investment Companies on February 15, 2001.

(13) Includes 437,464 shares of Common Stock reserved for issuance upon exercise of stock options that are or will become exercisable on or prior to April 30, 2001.

The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other stockholders of the Company, or taken from documents filed with the SEC.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish the Company with all Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2000, all of the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.


STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 16, 2001.


INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte and Touche, LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for fiscal 2000 and have been selected by the Board of Directors to serve as independent public accountants for fiscal 2001.


SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 3D SYSTEMS, 26081 AVENUE HALL, VALENCIA, CALIFORNIA 91355.

                                        ON BEHALF OF THE BOARD OF DIRECTORS

                                        /S/ KAREN M. SHOTTING

                                        Karen M. Shotting
                                        GENERAL COUNSEL AND CORPORATE SECRETARY



26081 Avenue Hall
Valencia, California  91355
April 2, 2001

                                  APPENDIX "A"

                             3D SYSTEMS CORPORATION
                              STOCK INCENTIVE PLAN


1.   PURPOSE OF THE PLAN.

     The purpose of this 1996 Stock Incentive Plan (the "Plan") is to provide incentives and rewards to selected eligible employees of 3D Systems Corporation (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those employees by providing for or increasing the proprietary interests of those employees in the Company, and by associating their interests in the Company with those of the Company's stockholders.


2.   ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee") consisting of two or more directors, each of whom shall be both a "disinterested person," as that term is defined in Rule 16b-3(c) of the Rules and Regulations (the "Rules") of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations of the Internal Revenue Service adopted thereunder, as such Rules and such Section and regulations may from time to time be amended or interpreted. Members of the Committee shall serve at the pleasure of the Board of Directors of the Company.

     The Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible employees those employees to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each employee selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards and whether Awards will be paid after the end of the Award period; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Committee shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.


3.   PERSONS ELIGIBLE UNDER THE PLAN.

     Any person who is an employee of the Company, or any of its current or future subsidiaries (an "Employee"), including any member of the Board of Directors of the Company who is an Employee, shall be eligible to be considered for the grant of Awards under the Plan.

4.   AWARDS.

     (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with an Employee that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock. Notwithstanding the foregoing, a stock option (a "Non-Statutory Stock Option") not intended to qualify as an incentive stock option under Section 422 of the Code (an "Incentive Stock Option") shall have an exercise price at least equal to the Fair Market Value of the shares of Common Stock on the date of grant. "Fair Market Value" per share at any date shall mean (i) if the Common Stock is listed on an exchange or exchanges, or admitted for trading in a market system which provides last sale data under Rule 11Aa3-1 of the Rules (a "Market System"), the last reported sales price per share on the last business day prior to such date on the principal exchange on which it is traded, or in a Market System, as applicable, or if no sale was made on such day on such principal exchange or in such a Market System, as applicable, the last reported sales price per share on the most recent day prior to such date on which a sale was reported on such exchange or such Market System, as applicable; or (ii) if the Common Stock is not then traded on an exchange or in a Market System, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on the Nasdaq Stock Market on the day prior to such date; or (iii) if the Common Stock is not listed on an exchange or quoted on the Nasdaq Stock Market, an amount determined in good faith by the Committee.

     (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Committee shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Committee, including, without limitation, services rendered, or to the extent permitted by applicable state law, to be rendered by the recipient of the Award, or the delivery of a promissory note or other deferred payment obligation by the Employee. With respect to an Award under which shares of the Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall be at least equal to the amount (such as the par value of such shares) required under applicable state law to be received by the Company.

     (d) GUIDELINES. The Committee may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

     (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

     (i) any provision necessary for such Award to qualify as an Incentive Stock Option;

     (ii) a provision permitting the recipient of such Award (including any recipient who is a director or officer of the Company) to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

     (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 of the Plan.

     (f) MAXIMUM AWARDS. An employee may be granted multiple Awards under the Plan. However, notwithstanding any other provision of the Plan, the maximum number of shares of Common Stock with respect to which options or rights or other Awards may be granted under the Plan to any Employee during any fiscal year shall be 400,000, subject to adjustment as provided in Section 8 of the Plan.

     (g) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that an Employee has committed an act of misconduct as described below, the Company may suspend the Employee's rights under any then outstanding Award pending a determination by the Board of Directors of the Company. If the Board of Directors determines that an Employee has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if an Employee makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Employee nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board of Directors shall act fairly and shall give the Employee a reasonable opportunity to appear and present evidence on his or her behalf at a hearing before a committee of the Board of Directors; and if the Employee is an "officer" under Rule 16a-1(f) of the Rules, the determination of the Board of Directors shall be subject to the approval of the Committee.

5.   SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options) shall not exceed an aggregate of 3,600,000 shares of Common Stock, subject to adjustment as provided in Section 8 of the Plan; and the aggregate number of shares of Common Stock that may be issued pursuant to all Incentive Stock Options granted under the Plan shall not exceed 3,600,000 shares, subject to adjustment as provided in Section 8 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6.   PAYMENT OF AWARDS.

     The Committee shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Committee may, upon request of a participant, determine that all or a portion of a payment to that participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion.

7.   VESTING.

     The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be vested at such times and upon such terms as may be selected by the Committee in its sole discretion. Notwithstanding the foregoing, no portion of any payment made consisting of restricted shares of Common Stock shall vest prior to the third anniversary of the date of grant.

8.   DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities (other than a regular cash dividend) , then, unless the terms of such transaction shall provide otherwise, such equitable adjustments shall be made in the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan; (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Employee in any fiscal year) as the Committee determines are necessary or appropriate, including, if necessary, any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

9.   MISCELLANEOUS PROVISIONS.

     (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

     (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

     (c) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

     (d) ASSIGNMENT OR TRANSFER. No Awards under the Plan or any rights or interests therein shall be assignable or transferable by a participant except by will or the laws of descent and distribution, or if the Committee determines the same to be appropriate generally or under the circumstances, pursuant to a "domestic relations order" (as that term is defined in the Code). During the lifetime of a participant, Awards hereunder are exercisable only by, and payable only to, the participant; PROVIDED, that Awards transferred to a third party pursuant to a domestic relations order covered by this Section 9(d) may thereafter be exercised by the holder thereof on such terms as the Committee shall determine to be appropriate.

     (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall from time to time adopt.

     (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such Awards and, with respect to Awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to currency or other restrictions imposed by any government.

     (g) NO RIGHTS TO AWARD. No Employee or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge the Employee at any time for any reason whatsoever, with or without good cause.

     (h) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Employee receiving an Award.

     (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

10.  AMENDMENTS AND TERMINATION.

     (a) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Employee affected, the Committee may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

     (b) STOCKHOLDER APPROVAL. To the extent that Rule 16b-3 of the Rules,
Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any such amendment be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

     (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the Awards theretofore granted under the Plan) shall terminate on and no Awards shall be granted after March 21, 2006.

11.  EFFECTIVE DATE.

     The Plan is effective on March 21, 1996, the date on which it was adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of the Common Stock present, or represented, and entitled to vote at the 1996 Annual Meeting of Stockholders. Awards may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. If approval of the stockholders is not obtained, all Awards granted under the Plan shall be null and void.

12.  GOVERNING LAW.

     The corporate law of Delaware shall govern issues related to the validity and issuance of Common Stock. Otherwise, the Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of California applicable to contracts made within, and to be performed wholly within, such state.

                                  APPENDIX "B"

                             3D SYSTEMS CORPORATION
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The purposes of the 1996 Non-Employee Directors' Stock Option Plan (the "Plan") are to promote the long-term success of 3D Systems Corporation (the "Company") by creating a long-term mutuality of interests between the non-employee Directors and the stockholders of the Company, to provide an additional inducement for such Directors to remain with the Company and to provide a means through which the Company may attract able persons to serve as Directors of the Company.


1.   ADMINISTRATION.

     The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board. The Committee shall interpret the Plan and prescribe such rules, regulations or procedures in connection with the operations of the Plan as it shall deem to be necessary or advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be conclusive and binding.

     Notwithstanding the above, the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matters.


2.   SHARES AVAILABLE UNDER THE PLAN.

     The aggregate number of shares which may be issued and as to which grants of stock options may be made under the Plan is 300,000 shares of the Common Stock, par value $0.001 per share, of the Company (the "Common Stock"), subject to adjustment and substitution as set forth in Section 5. If any stock option granted under the Plan is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. The shares which may be issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.


3.   GRANT OF STOCK OPTIONS.

     (a) ANNUAL GRANT. At the first meeting of the Board following each annual meeting of the stockholders of the Company, commencing with the meeting of the Board to be held immediately following the 1996 Annual Meeting of the Stockholders, each person who is then a member of the Board and who is not then an employee of the Company or any of its subsidiaries (a "non-employee Director") shall automatically and without further action by the Board or the Committee be granted a "nonstatutory stock option" (I.E., a stock option which does not qualify under Sections 422 or 423 of the Internal Revenue Code of 1986, as amended (the "Code")), to purchase 10,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 5. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each non-employee Director to be granted an option for 10,000 shares (or the number of adjusted or substituted shares pursuant to Section 5), then each non-employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of non-employee Directors, disregarding any fractions of a share.

     (b) UPON APPOINTMENT OR ELECTION. If a non-employee Director is elected or appointed as a member of the Board other than at an annual meeting of stockholders of the Company, there shall automatically and without any further action by the Board or the Committee be granted to such person, effective as of the time of his or her election or appointment, a nonstatutory option of purchase, subject to adjustment and substitution as set forth in Section 5, that number of shares of the Common Stock equal to 10,000, multiplied by a fraction, the numerator of which is equal to 365 minus the number of calendar days between the date of the last annual meeting of stockholders and the date of grant, (but not less than zero) and the denominator of which is 365.

4.   TERMS AND CONDITIONS OF STOCK OPTIONS.

     Stock options granted under the Plan shall be subject to the following terms and conditions:

     (a) OPTION PRICE. The purchase price at which each stock option may be exercised (the "option price") shall be one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, determined as provided in Section 4(g).

     (b) PAYMENT UPON EXERCISE. The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order); PROVIDED, HOWEVER, that in lieu of cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 4(g), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the stock option until the Company has received payment of the option price in full. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised. Payment of the option price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan as provided in Section 2.

     (c) INSTALLMENTS. Subject to the provisions of Section 4 and Section 6 providing for acceleration of exercisability, and Section 4(e), providing for earlier termination of a stock option under certain circumstances, options granted pursuant to the Plan shall become exercisable in three annual installments of 2,500 shares of Common Stock each (or the number of adjusted or substituted shares pursuant to Section 5), on the first, second and third anniversaries of the date of grant. Installments shall be cumulative, and a stock option may be exercised as to any and all shares of Common Stock covered by an installment at any time after the installment becomes exercisable and prior to the expiration or termination of the stock option.

     (d) TERM. No stock option shall be exercisable during the first six months of its term except in case of death as provided in Section 4(e) or in case of a "Section 6 Event" as provided in Section 6. Subject to the preceding sentence and subject to Sections 4(c) and 4(e), each stock option shall be exercisable for ten years from the date of grant and not thereafter. A stock option to the extent exercisable at any time may be exercised in whole or in part.

     (e) EXERCISABILITY FOLLOWING CESSATION OF SERVICE AS DIRECTOR. If an optionee ceases to be a Director of the Company for any reason, any outstanding stock options held by the optionee shall be exercisable according to the following provisions:

          i) If an optionee ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any outstanding stock option held by such optionee shall be exercisable by the optionee (but only if and to the extent exercisable by the optionee immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within three years after the date the optionee ceases to be a Director, whichever is the shorter period;

          ii) If during his or her term of office as a Director an optionee resigns from the Board or is removed from office for cause, any outstanding stock option held by the optionee which is not exercisable by the optionee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option held by the optionee which is exercisable by the optionee immediately prior to resignation or removal shall, to the extent then exercisable, be exercisable by the optionee at any time prior to the expiration date of such stock option or within three months after the date of resignation or removal of the optionee, whichever is the shorter period;

          iii) Following the death of an optionee during service as a Director of the Company, any outstanding stock option held by the optionee at the time of death (whether or not exercisable by the optionee immediately prior to death) shall be exercisable in full, and without regard to the provisions of Section 4(c), by the person entitled to do so under the will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee at any time prior to the expiration date of such stock option or within three years after the date of death of the optionee, whichever is the shorter period;

          iv) Following the death of an optionee after ceasing to be a Director and during a period when a stock option is exercisable under clause (i) above, the stock option shall be exercisable by such person entitled to do so under the will of the optionee or by such legal representative at any time during the shorter of the following two periods: (A) until the expiration date of the stock option or (B) until three years after the optionee ceased being a Director or one year after the date of death of the optionee (whichever is longer); and

          v) Following the death of an optionee after ceasing to be a Director and during a period when a stock option is exercisable under clause (ii) above, the stock option shall, to the extent exercisable on the date the person ceased to be a Director, be exercisable by such person entitled to do so under the will of the optionee or by such legal representative at any time prior to the expiration date of the stock option or within one year after the date of death, whichever is the shorter period.

     A stock option held by an optionee who has ceased to be a Director of the Company shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 4(e).

     (f) AGREEMENT. All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the optionee.

     (g) FAIR MARKET VALUE. Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in THE WALL STREET JOURNAL (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on a United States securities exchange, the highest and lowest sales prices per share of Common Stock for such date on the principal United States securities exchange on which the Common Stock is listed, or (ii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the Nasdaq National Market or any successor system then in use. If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking an average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on Nasdaq, or if none, the average of the means between such bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. If the fair market value of the Common Stock cannot be determined on the basis set forth above, the Committee shall in good faith determine the fair market value of the Common Stock as of such date.

     (h) OPTION NOT TRANSFERABLE. No stock option shall be transferable by the optionee otherwise than by will, or if the optionee dies intestate, by the laws of descent and distribution of the state of domicile of the optionee at the time of death. All stock options shall be exercisable during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. These restrictions on transferability shall not apply to the extent such restrictions are not at the time required for the Plan to continue to meet the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor Rule.

     (i) COMPLIANCE WITH LAW AND REGULATIONS. The obligation of the Company to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provisions of this Section 4 and the other provisions of the Plan, any stock option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 4(f), or an amendment thereto; except that in no event shall the Committee or the Board have any power or authority which would cause the Plan to fail to be a plan described in Rule 16b-3(c)(2)(ii), or any successor Rule.


5.   ADJUSTMENT AND SUBSTITUTION OF SHARES.

     If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock set forth in Section 3, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options on the date fixed for determining the stockholders entitled to receive such stock dividend or distribution shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on such date.

     If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then, unless the terms of such transaction shall otherwise provide, there shall be substituted for each share of the Common Stock set forth in Section 3, for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

     In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 5, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of optionees which would otherwise result from any such transaction.

     No adjustment or substitution provided for in this Section 5 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     Except as provided in this Section 5, an optionee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.


6.   ADDITIONAL RIGHTS IN CERTAIN EVENTS.

     (a) VOTING POWER. For purposes of this Section 6, a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class vote); and "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of directors (without consideration of the rights of any class of stock other than the common stock of the company to elect directors by a separate class of vote).

     (b) SECTION 6 EVENT. A "Section 6 Event" shall mean the date upon which the stockholders of the Company shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the stockholders of the Company immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction.

     (c) ACCELERATION OF THE EXERCISE DATE OF STOCK OPTIONS. Notwithstanding any other provision contained in the Plan, in case any "Section 6 Event" occurs all outstanding stock options shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.


7.   EFFECT OF THE PLAN ON THE RIGHTS OF COMPANY AND STOCKHOLDERS.

     Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a Director of the Company or interfere in any way with the rights of the stockholders of the Company or the Board of Directors to elect and remove Directors.


8.   AMENDMENT AND TERMINATION.

     The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board; PROVIDED, that no such termination shall terminate any outstanding stock options granted under the Plan; and PROVIDED FURTHER that no amendment of the Plan shall
(i) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock options under the Plan to qualify for the exemption from Section 16(b) of the Exchange Act provided by Rule 16b-3, or any successor Rule, or by the rules of any stock exchange on which the Common Stock may then be listed, (ii) amend more than once every six months the provisions of the Plan relating to the selection of the Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Code or the rules and regulations thereunder or (iii) otherwise amend the Plan in any manner that would cause stock options under the Plan not to qualify for the exemption provided by Rule 16b-3, or any successor Rule. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option therefore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

     Notwithstanding anything contained in the preceding paragraph or any other provision of the Plan or any stock option agreement, the Board shall have the power to amend the Plan in any manner deemed necessary or advisable for stock options granted under the Plan to qualify for the exemption provided by Rule 16b-3 (or any successor rule relating to exemption from Section 16(b) of the Exchange Act), and any such amendment shall, to the extent deemed necessary or advisable by the Board, be applicable to any outstanding stock options theretofore granted under the Plan notwithstanding any contrary provisions contained in any stock option agreement. In the event of any such amendment to the Plan, the holder of any stock option outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability of such option, execute a conforming amendment in the form prescribed by the Committee to the stock option agreement referred to in Section 4(f) within such reasonable time as the Committee shall specify in such request.


9.   EFFECTIVE DATE.

     The Plan is effective on March 21, 1996, the date it was adopted by the Board of Directors of the Company, subject to the approval of the Plan by the holders of at least a majority of the outstanding shares of the Common Stock present, or represented, and entitled to vote at the 1996 Annual Meeting of Stockholders. Grants of options may be made under the Plan on and after its effective date, subject to stockholder approval of the Plan as provided above. If such approval is not obtained, any options granted under the Plan shall be null and void.

                                  APPENDIX "C"


                             AUDIT COMMITTEE CHARTER


The Audit Committee is a committee of the board of directors of 3D Systems Corporation (the "Company") established pursuant to Article 3, Section (xiii) of the Company's bylaws. The Audit Committee's primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the Company's stockholders and others, the systems of internal controls which management and the board of directors have established, and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

1. Provide an open avenue of communication between the independent auditors and the board of directors.

2. Review and update the committee's charter periodically as conditions dictate, but no less frequently than annually.

3. Recommend to the board of directors the independent auditors to be nominated, approve the compensation of the independent auditors, and review and recommend the discharge of the independent auditors.

4.   Confirm the independence of the independent auditors, including:

     (a) a review of management consulting services and related fees provided by the independent auditors, and

     (b) receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company.

5. Inquire of management, the Chief Financial Officer ("CFO") and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

6. Establish systems of reporting by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

7. Inquire as to the independent auditor's views about management's choices of accounting principles from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

8. Determine, as regards to significant new transactions or events, the auditor's reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

9.   Consider and review with the independent auditors and CFO:

     (a) The adequacy of the Company's internal controls, including computerized information system controls and security.

     (b) Any related significant findings and recommendations of the independent auditors, including the status of previous audit recommendations, together with management's responses thereto.

     (c) Major changes to the Company's accounting principles and practices as suggested by the independent auditors or management.

10. Consider, in consultation with the independent auditors, the audit scope and audit plan, and audit coordination, including completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

11. Review with management, the CFO and the independent auditors at the completion of the annual examination:

     (a) The Company's annual financial statements and related footnotes, and any reports or other financial information submitted to any governmental body, or the public.

     (b) The independent auditors' audit of the financial statements and their report thereon.

     (c) Any significant changes required in the independent auditors' audit plan.

     (d) Any difficulties encountered in the course of the audit including any serious difficulties or disputes with management, restriction on the scope of activities or access to required information.

     (e) Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

12. Review with management and the independent auditors the quarterly financial results prior to the release of earnings or quarterly financial statements prior to filing or distribution. The Chair of the Audit Committee may represent the entire committee at said review.

13. Review with the General Counsel at least annually any legal matters that could have a potential impact on the Company's financial statements.

14. Review regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

15. Meet with the independent auditors and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

16. Report committee actions to the board of directors with such recommendations, as the committee may deem appropriate.

17. Prepare a letter for inclusion in the annual report that describes the committee's composition and responsibilities, and how they were discharged.

In addition, the Audit Committee shall:

18. Have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

19. Meet at least twice per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

20. Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

The membership of the Audit Committee shall consist of at least three members of the Board of Directors, the majority of whom shall be independent, who shall serve at the pleasure of the Board of Directors. The full Board of Directors shall designate the Audit Committee members, who shall then elect a chairman. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

                             3D SYSTEMS CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     The undersigned, a stockholder of 3D SYSTEMS CORPORATION, a Delaware corporation (the "Company"), hereby appoints Brian K. Service and E. James Selzer, and each of them, as the proxies of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on May 9, 2001, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposals 2 and 3.

1.   ELECTION OF CLASS II DIRECTORS, as provided in the Company's Proxy
     Statement:

          ___ WITH ___ WITHOUT Authority to vote for the nominees listed below.

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR THE NOMINEES, LINE THROUGH OR OTHERWISE STRIKE OUT NAMES BELOW)

               Gary J. Sbona                       Miriam V. Gold


2. Amendment of the 1996 Stock Incentive Plan, as provided in the Company's Proxy Statement:

          ____ FOR ____ AGAINST ____ ABSTAIN

3. Amendment of the 1996 Non-Employee Directors' Stock Option Plan, as provided in the Company's Proxy Statement:

          ____ FOR ____ AGAINST ____ ABSTAIN


     The undersigned hereby revokes any other proxy to vote at such Meeting, and hereby ratifies and confirms all that said proxy may lawfully do by virtue hereof. WITH RESPECT TO SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF, SAID PROXY IS AUTHORIZED TO VOTE IN ACCORDANCE WITH ITS BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE CLASS II DIRECTORS NAMED, AMENDMENT OF THE 1996 STOCK INCENTIVE PLAN, AMENDMENT OF THE 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAn, AND AS SAID PROXY SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 2, 2001 relating to the Meeting.

     ___________________________________ No. Shares _____________


     ___________________________________ Date: __________________, 2001

     Signature(s) of Stockholder(s)
     (See Instructions Below)

     The signature(s) hereon should correspond exactly with the name(s) of the stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                           THIS PROXY IS SOLICITED BY
                THE BOARD OF DIRECTORS OF 3D SYSTEMS CORPORATION